                                                                     EXHIBIT 4.1


                        NOBLE DRILLING (PAUL ROMANO) INC.

                  $95,412,500 Senior Secured Notes -- Series A
                  $16,837,500 Senior Secured Notes -- Series B





                     --------------------------------------





                             NOTE PURCHASE AGREEMENT
                        (Banner Receivables Corporation)




                     ---------------------------------------


                         Dated as of September 24, 1998

                                TABLE OF CONTENTS



1.       AUTHORIZATION OF NOTES...................................................................................1

2.       SALE AND PURCHASE OF NOTES...............................................................................2

3.       CLOSING..................................................................................................2

4.       CONDITIONS TO CLOSING....................................................................................3
         4.1.     REPRESENTATIONS AND WARRANTIES..................................................................3
         4.2.     PERFORMANCE; NO DEFAULT.........................................................................3
         4.3.     TRUST INDENTURE.................................................................................3
         4.4.     DRILLING RIG....................................................................................3
         4.5.     NOBLE US AND NOBLE CORP. .......................................................................4
         4.6.     SHELL CONTRACT AND SDDI.........................................................................5
         4.7.     CERTAIN DOCUMENTS...............................................................................5
         4.8.     COMPLIANCE CERTIFICATES.........................................................................5
         4.9.     OPINIONS OF COUNSEL.............................................................................6
         4.10.    PURCHASE PERMITTED BY APPLICABLE LAW, ETC. .....................................................6
         4.11.    SALE OF OTHER NOTES.............................................................................6
         4.12.    PAYMENT OF SPECIAL COUNSEL FEES.................................................................6
         4.13.    PRIVATE PLACEMENT NUMBER........................................................................7
         4.14.    NOTES...........................................................................................7
         4.15.    DEBT SERVICE RESERVE FUND; WORKING CAPITAL FUND.................................................7
         4.16.    MATERIAL ADVERSE CHANGE.........................................................................7
         4.17.    CHANGES IN CORPORATE STRUCTURE..................................................................7
         4.18.    PROCEEDINGS AND DOCUMENTS.......................................................................7
         4.19.    TRUSTEE.........................................................................................7
         4.20.    AGENT FOR SERVICE OF PROCESS....................................................................8
         4.21.    FILING OF DOCUMENTS.............................................................................8

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................8
         5.1.     ORGANIZATION; POWER AND AUTHORITY...............................................................8
         5.2.     AUTHORIZATION, ETC. ............................................................................8
         5.3.     DISCLOSURE......................................................................................9
         5.4.     ORGANIZATION AND OWNERSHIP OF BORROWER AND NOBLE US.............................................9
         5.5.     FINANCIAL STATEMENTS............................................................................9
         5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. ..................................................9
         5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC. .............................................................10
         5.8.     LITIGATION; OBSERVANCE OF STATUTES AND ORDERS..................................................10
         5.9.     TAXES..........................................................................................10
         5.10.    TITLE TO PROPERTY..............................................................................11
         5.11.    LICENSES, PERMITS, ETC. .......................................................................11
         5.12.    COMPLIANCE WITH ERISA..........................................................................11
         5.13.    PRIVATE OFFERING BY THE COMPANY................................................................12


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



SECTION                                                                                                        PAGE
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

         5.14.    USE OF PROCEEDS; MARGIN REGULATIONS............................................................12
         5.15.    DEBT...........................................................................................13
         5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC. ......................................................13
         5.17.    STATUS UNDER CERTAIN STATUTES..................................................................13
         5.18.    SUBSIDIARIES...................................................................................13
         5.19.    NATURE OF BUSINESS AND LOCATION OF BUSINESS AND OFFICES........................................13
         5.20.    ENVIRONMENTAL MATTERS..........................................................................14
         5.21.    SHELL CONTRACT.................................................................................15
         5.22.    NO INDENTURE DEFAULTS..........................................................................15
         5.23.    RIG CLASSIFICATION.............................................................................15
         5.24.    INSURANCE......................................................................................15
         5.25.    SECURITY INTERESTS.............................................................................15
         5.26.    YEAR 2000......................................................................................16
         5.27.    SDDI ACKNOWLEDGMENT AND CONSENT................................................................16

6.       REPRESENTATIONS OF THE PURCHASER........................................................................16
         6.1.     PURCHASE FOR INVESTMENT........................................................................16
         6.2.     SOURCE OF FUNDS. ..............................................................................16

7.       EXPENSES, ETC. .........................................................................................18
         7.1.     TRANSACTION EXPENSES...........................................................................18
         7.2.     SURVIVAL.......................................................................................18

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................18

9.       AMENDMENT AND WAIVER....................................................................................19
         9.1.     REQUIREMENTS...................................................................................19
         9.2.     SOLICITATION OF HOLDERS OF NOTES...............................................................19
         9.3.     BINDING EFFECT, ETC. ..........................................................................19
         9.4.     NOTES HELD BY COMPANY, ETC. ...................................................................20

10.      NOTICES.................................................................................................20

11.      REPRODUCTION OF DOCUMENTS...............................................................................20

12.      CONFIDENTIAL INFORMATION................................................................................21

13.      SUBSTITUTION OF PURCHASER...............................................................................22

14.      MISCELLANEOUS...........................................................................................22
         14.1.    SUCCESSORS AND ASSIGNS.........................................................................22
         14.2.    PAYMENTS DUE ON NON-BUSINESS DAYS..............................................................22
         14.3.    SEVERABILITY...................................................................................22


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


SECTION                                                                                                        PAGE
-------                                                                                                        ----

         14.4.    CONSTRUCTION...................................................................................22
         14.5.    COUNTERPARTS...................................................................................23
         14.6.    GOVERNING LAW..................................................................................23
         14.7.    FINAL AGREEMENT................................................................................23





SCHEDULE A        --       INFORMATION RELATING TO PURCHASERS

SCHEDULE B        --       DEFINED TERMS

SCHEDULE 4.17*    --       Changes in Corporate Structure

SCHEDULE 5.3*     --       Disclosure Materials

SCHEDULE 5.7*     --       Governmental Authorizations

SCHEDULE 5.8*     --       Certain Litigation

SCHEDULE 5.11*    --       Patents, Permits, etc.

EXHIBIT 1*        --       Trust Indenture and Security Agreement

EXHIBIT 2*        --       Asset Transfer Agreement

EXHIBIT 3*        --       Capital Funding Agreement

EXHIBIT 4*        --       Operating Services Agreement

EXHIBIT 5*        --       Performance Agreement

EXHIBIT 6*        --       First Naval Mortgage

EXHIBIT 7*        --       Assignment of Drilling Contract Revenue

EXHIBIT 8*        --       Opinion of Thompson & Knight, P.C.

EXHIBIT 9*        --       Opinion of Roy Phillipps, P.

EXHIBIT 10*       --       Opinion of Chapman and Cutler

EXHIBIT 11*       --       Opinion of Chan Warner P.C.

EXHIBIT 12*       --       Opinion of Vinson & Elkins L.L.P.

EXHIBIT 13*       --       SDDI Acceptance Certificate

EXHIBIT 14*       --       SDDI Acknowledgment and Consent


----------------

* Not filed as part of this Exhibit 4.1 or as a separate exhibit to this Quarterly Report on Form 10-Q. The Company undertakes to furnish supplementally a copy of any omitted material to the Commission upon request.

                        NOBLE DRILLING (PAUL ROMANO) INC.
                        10370 Richmond Avenue, Suite 580
                              Houston, Texas 77042


                          Series A Senior Secured Notes
                          Series B Senior Secured Notes


                                                              September 24, 1998


TO THE PURCHASER LISTED IN THE ATTACHED
         SCHEDULE A WHICH IS A SIGNATORY HERETO:

Ladies and Gentlemen:

         Noble Drilling (Paul Romano) Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of its promissory notes described as follows:

         (a) $95,412,500 aggregate principal amount of Series A Senior Secured Notes, payable in installments with final installment due on the Maturity Date (the "SERIES A NOTES", such term to include any such notes issued in substitution therefor pursuant to the Trust Indenture (hereinafter defined)). The Series A Notes shall have the terms (including interest rate) and provisions and be substantially in form attached as Annex A-1 of the Trust Indenture;

         (b) $16,837,500 aggregate principal amount of Series B Senior Secured Notes, payable on the Maturity Date (the "SERIES B NOTES", such term to include any such notes issued in substitution therefor pursuant to the Trust Indenture). The Series B Notes shall have the terms (including interest rate) and provisions and be substantially in form attached as Annex A-2 to the Trust Indenture;

         (c) All of the Series A Notes and the Series B Notes (all such Notes are herein collectively called the "NOTES") shall be issued on the Purchase Date under and pursuant to the Trust Indenture and be subject to the terms and provisions thereof. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the Series and in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

         The interest rate on the Notes will increase by 3 basis points if the Purchase Date has not occurred and the Closing consummated on or before September 15, 1998. An additional 3 basis points shall be added to the interest rate on the 16th day of each calendar month thereafter starting October 16, 1998, if the Purchase Date and the Closing have failed to occur prior thereto, until March 16, 1999 (the "COMMITMENT TERMINATION DATE"), on which date your obligation to purchase Notes hereunder shall terminate.

         If the Purchase Date has not occurred and the Closing consummated on or before the Commitment Termination Date, the Company will pay to you on the Commitment Termination Date a make-whole fee in the amount of the "MAKE-WHOLE AMOUNT." The "Make-Whole Amount" shall be determined as provided in Section 3.8 of the Trust Indenture; provided that for purposes hereof such determination shall be made as if the Notes had been issued to you as provided in this Agreement on the Commitment Termination Date, the full principal balance thereof repaid on such date (being the "SETTLEMENT DATE" for such determination) and the words ".32% (WITH RESPECT TO THE SERIES A NOTES ) AND .32% (WITH RESPECT TO THE SERIES B NOTES ) OVER THE YIELD TO MATURITY" used in the definition of the "REINVESTMENT YIELD," for purposes of such determination shall be deemed to read ".50% OVER THE YIELD TO MATURITY," "MATURITY" being the maturity that said Notes would have had they been issued on said Commitment Termination Date.

3.       CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Vinson & Elkins L.L.P., 35th Floor, First City Tower, 1001 Fannin, Houston, Texas 77002, at 9:00 a.m., Central time, at a closing (the "CLOSING") on the Purchase Date or on such other Business Day thereafter on or prior to March 16, 1999, as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as follows:

                  Noble Drilling (Paul Romano) Inc.
                  Houston, TX
                  Account No. 324159
                  Southwest Bank of Texas, NA
                  Houston, TX
                  ABA 113011258

If at the Closing the Company shall fail to tender such Notes as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company and Noble US in this Agreement and the other Credit Documents shall be correct in all material respects when made and at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

         The Company and Noble US shall have performed and complied with and shall continue to be in compliance with all agreements and conditions contained in this Agreement, the Trust Indenture and the other Credit Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Indenture Default or Indenture Event of Default shall have occurred and be continuing.

4.3.     TRUST INDENTURE.

         The Company and the Trustee shall have entered into the Trust Indenture and Security Agreement (the "TRUST INDENTURE"), which shall be to the effect and substantially in the form of Exhibit 1 hereto, and the Notes shall have been duly issued and executed by the Company and duly authenticated and delivered by the Trustee as provided in the Trust Indenture.

4.4.     DRILLING RIG.

                  (a) The Drilling Rig shall have (i) completed its conversion into a deep water moored semisubmersible drilling unit in compliance with the EVA-4000 (tm) design specifications and the Shell Contract, including but not limited to the overhaul and reconditioning of the Drilling Rig's machinery and systems including all upgrades and modifications to such machinery and systems, (ii) successfully completed and passed all required regulatory inspections and certifications, (iii) successfully completed all sea trials and (iv) successfully conducted, completed and passed acceptance tests on all drilling related machinery, equipment and systems, and shall have been accepted by SDDI; in each case as evidenced by the SDDI Acceptance Certificate.

                  (b) The Drilling Rig shall have been classified in the highest class available for rigs of its age and type by the American Bureau of Shipping and you shall have received copies of such classification certifications.

                  (c) You shall have received a copy of the Rig Appraisal and Engineering Report addressed to you or accompanied by a letter permitting you to rely thereon.

                  (d) The Company shall have valid legal and beneficial title to the Drilling Rig free and clear of all Liens and other encumbrances, except for Excepted Liens in an aggregate amount not in excess of $5,000,000.

                  (e) The Drilling Rig shall be duly and validly registered in the name of the Company under the laws and flag of the Republic of Panama as a documented marine vessel.

                  (f) The Company shall provide (at no expense to you) evidence satisfactory to you that it maintains the insurance called for in
         Section 7.3 of the Trust Indenture and Section 2.13 of the First Naval Mortgage including, without limitation, a report of an independent insurance consultant reasonably acceptable to you.

4.5.     NOBLE US AND NOBLE CORP.

                  (a) Noble US and (except in the case of the Performance Agreement) the Company shall have executed and delivered to the Trustee, with a copy to you, of the following agreements, each of which shall be in full force and effect:

                           (i)      Asset Transfer Agreement;

                           (ii)     Operating Services Agreement; and

                           (iii)    Performance Agreement.

                  (b) Noble Corp. shall have executed and delivered to the Trustee and you a letter (i) certifying that the unaudited consolidated financial statements of Noble US referred to in Section 5.5 hereof fairly present in all material respects the consolidated financial position and results of operations of Noble US and its Subsidiaries for each of the years and at each of the dates set forth therein, (ii) certifying that since December 31, 1997, there has been no change in the financial condition, operations, business or properties of Noble US and its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect and (iii) covenanting to maintain direct or indirect ownership of all of the outstanding shares of capital stock of each of Noble US and the Company so long as any Notes are outstanding.

4.6.     SHELL CONTRACT AND SDDI.

                  (a) The Shell Contract shall be in full force and effect without amendment, modification or waiver except as would be permitted by Section 7.3(d) of the Trust Indenture and no defaults or events which with the lapse of time or the giving of notice will create a default shall have occurred and be continuing thereunder.

                  (b) SDDI shall have accepted the Drilling Rig as being in compliance with the Shell Contract for all intents and purposes and without waiver of any material conditions thereof as evidenced by the execution and delivery of the SDDI Acceptance Certificate.

                  (c) SDDI shall have executed and delivered to the Trustee with a copy to you the SDDI Acknowledgment and Consent.

                  (d) SDDI shall be 100% owned directly or indirectly by Royal Dutch Shell.

                  (e) The Company shall have received a valid and enforceable assignment of the Shell Contract pursuant to the Asset Transfer Agreement.

                  (f) You shall have received copies of the Shell Contract, and all amendments thereto, and the Panamanian Bill of Sale and Acceptance of Sale in respect of the Drilling Rig, certified as true, accurate and complete by the Company and Noble US.

4.7.     CERTAIN DOCUMENTS.

         The Company shall have executed and delivered to the Trustee, with a copy to you, of the following:

                  (i) First Naval Mortgage;

                  (ii) Assignment of Drilling Contract Revenue;

                  (iii) appropriate Financing Statements and other filing and recording documents as necessary to properly perfect the liens evidenced by the Trust Indenture, the First Naval Mortgage and the Assignment of Drilling Contract Revenue; and

                  (iv) all other Credit Documents to which the Company is a party.

4.8.     COMPLIANCE CERTIFICATES.

                  (a) The Company shall have delivered to you an Officer's Certificate dated the date of the Closing, certifying that the conditions specified in Section 4 have been fulfilled.

                  (b) Noble US shall have delivered to you an Officer's Certificate dated the date of the Closing, certifying that the conditions specified in Section 4 with respect to it have been fulfilled.

                  (c) Each of the Company and Noble US shall have delivered to you (i) a certified copy of its certificate of incorporation, (ii) a certificate of its secretary or an assistant secretary certifying (A) the absence of any amendments to its certificate of incorporation since the date of such certified copy, (B) its bylaws, (C) the due adoption or approval by its board of directors of resolutions attached to such certificate relating to the transactions contemplated hereby and (D) the incumbency of each of its officers who has executed any of the Credit Documents, and (iii) a good standing certificate from its state of incorporation.

4.9.     OPINIONS OF COUNSEL.

         You shall have received opinions dated the date of the Closing (a) from Thompson & Knight P.C., counsel for the Company and Noble US substantially in the form of Exhibit 8 hereto, (b) from Roy Phillipps P., your special Panamanian counsel in connection with Drilling Rig and the First Naval Mortgage, substantially in the form of Exhibit 9 hereto, (c) from Chapman and Cutler, your special counsel, substantially in the form of Exhibit 10 hereto, (d) from Chan Warner P.C., counsel to the Trustee, substantially in the form of Exhibit 11 hereto, and (e) from Vinson & Elkins L.L.P. in the form of Exhibit 12 hereto.

4.10.    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.11.    SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.12.    PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 7.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.13.    PRIVATE PLACEMENT NUMBER.

         A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Series A Notes.

4.14.    NOTES - RATING.

         The Series A Notes shall have been rated no lower than AA by Duff & Phelps Credit Rating Co. and the Series B Notes shall have been rated no lower than A by Duff & Phelps Credit Rating Co.

4.15.    DEBT SERVICE RESERVE FUND; WORKING CAPITAL FUND.

         Each of the Debt Service Reserve Fund and Working Capital Fund shall have been established with the Trustee and funded pursuant to the Trust Indenture.

4.16.    MATERIAL ADVERSE CHANGE.

         No event or condition shall have occurred which reasonably may be expected to cause a Material Adverse Effect with respect to the Company or Noble US.

4.17.    CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.17, neither the Company nor Noble US shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor shall it have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.18.    PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.19.    TRUSTEE.

         The Company shall have designated Chase Bank of Texas, National Association (or other U.S. bank or trust company reasonably acceptable to you) to act as Trustee pursuant to the Trust Indenture and Chase Bank of Texas, National Association (or other U.S. bank or trust company reasonably acceptable to you), shall have accepted such appointment and said Trustee shall have delivered to you (a) a certificate of its secretary or an assistant secretary certifying as to its articles of association and bylaws, resolutions or other authority to act as Trustee and the incumbency of officers, and (b) a good standing certificate from the Comptroller of the Currency.

4.20.    AGENT FOR SERVICE OF PROCESS.

         You shall have received, in form and substance satisfactory to you, evidence of the consent of CT Corporation in New York, New York to the appointment and designation as Agent for service of process for the Company and Noble US in accordance with the Credit Documents, such evidence in the case of Noble US to be as of the date hereof, and such evidence in the case of the Company to be for the period from the Closing through March 16, 2004.

4.21.    FILING OF DOCUMENTS.

         On or before the Purchase Date, (a) the First Naval Mortgage shall have been filed in the appropriate office under Panamanian law, and (b) Uniform Commercial Code financing statements reflecting the Company as debtor and the Trustee as secured party shall have been filed in the appropriate public offices.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

         Each of the Company and Noble US is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and Noble US has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements, the Notes and the other Credit Documents to which it is a party and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

         This Agreement and the Other Agreements, the Notes and the other Credit Documents have been duly authorized by all necessary corporate action on the part of the Company and Noble US, and this Agreement and the other Credit Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company and/or Noble US enforceable against the Company and/or Noble US in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

         The Company, through its agent, BTM Financial Services, Inc., has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated April 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule
5.3 and the financial statements referred to in Section 5.5, and each other statement by the Company taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements referred to in Section 5.5, since December 31, 1997, there has been no change in the financial condition, operations, business or properties of Noble US, Noble Corp., or the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.     ORGANIZATION AND OWNERSHIP OF BORROWER AND NOBLE US.

         (a) Noble US is a wholly owned subsidiary of Noble Corp.

         (b) The Company is a single purpose wholly owned subsidiary of Noble
US.

5.5.     FINANCIAL STATEMENTS.

         (a) The unaudited consolidated balance sheets as of December 31, 1993, 1994, 1995, 1996 and 1997 and the unaudited consolidated statements of operations for each of the years in the five-year period ended December 31, 1997 of Noble US and its Subsidiaries, copies of which are contained in Exhibit F to the Memorandum, fairly present in all material respects the consolidated financial position of Noble US and its Subsidiaries as of such dates and the consolidated results of their operations for such years and have been prepared in accordance with GAAP (exclusive of footnotes) consistently applied throughout the periods involved.

         (b) The unaudited proforma statements of cash flow of the Company contained in Exhibit J to the Memorandum have been prepared on a reasonable basis.

         (c) The audited consolidated balance sheets as of December 31, 1995, 1996 and 1997 and the audited consolidated statements of operations for each of the years in the three-year period ended December 31, 1997 of Noble Corp. and its Subsidiaries, copies of which have been furnished to you, fairly present in all material respects the consolidated financial position of Noble Corp. and its Subsidiaries as of such dates and the consolidated results of their operations for such years and have been prepared in accordance with GAAP consistently applied throughout the periods involved.

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement, the Notes and the other Credit Documents to which it is a party and by Noble US of the Credit Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, Noble US or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or Noble US or any Subsidiary thereof is bound or by which the Company or Noble US or any Subsidiary thereof or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or Noble US or any Subsidiary thereof or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or Noble US or any Subsidiary thereof.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

         Except as specified in Schedule 5.7, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or Noble US of this Agreement, the Notes or the other Credit Documents.

5.8.     LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

         (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company Noble US or Noble Corp. or any property of the Company, Noble US or Noble Corp. in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor Noble US nor Noble Corp. is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

         Noble Corp. has filed all income tax returns that are required to have been filed in any jurisdiction, and paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount of which is not individually or in the aggregate Material to Noble Corp. and its Subsidiaries on a consolidated basis and to the extent assessed against Noble US or the Company, Material to Noble US or the Company or the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Noble Corp. and its Subsidiaries, on a consolidated basis, the Company or Noble US, as the case may be, has established adequate reserves including but not limited to those required in accordance with GAAP.

5.10.    TITLE TO PROPERTY.

         The Company and Noble US have good and indefeasible title to their respective Material properties, including all such properties reflected in the most recent balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or Noble US after said date (except as sold or otherwise disposed of in the ordinary course of business) including, without limitation the Drilling Rig, in each case free and clear of Liens other than Excepted Liens, which in the case of the Drilling Rig are not in an aggregate amount in excess of $5,000,000. All Material leases are valid and subsisting and are in full force and effect in all Material respects.

5.11.    LICENSES, PERMITS, ETC.

         (a) Except as disclosed in Schedule 5.11, the Company and Noble US own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others.

         (b) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without any known conflict with the rights of others, necessary to own and operate the Drilling Rig and perform the Shell Contract as contemplated therein.

5.12.    COMPLIANCE WITH ERISA.

         The Company has no Plan and makes no contributions to any Plan. With respect to any Plan which is or at any time within the past five years has been sponsored, maintained or contributed to by any ERISA Affiliate:

         (a) The Company and each ERISA Affiliate have operated and administered such Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (c) The present value of the aggregate benefit liabilities under each such Plan (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the case of any single Plan and by more than $25,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

         (d) None of the Company, Noble US or the ERISA Affiliates have incurred withdrawal liabilities (or are subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (e) The expected postretirement benefit obligation (determined as of December 31, 1997 in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its ERISA Affiliates is not Material.

         (f) The execution and delivery of this Agreement and the other Credit Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.

5.13.    PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes to (i) fund the Debt Service Reserve Fund, (ii) fund the Working Capital Fund with at least $1,950,000, (iii) repay loans owing to Noble US or an Affiliate thereof incurred as part of the cost of conversion of the Drilling Rig to a Noble Drilling EVA-4000 (tm) semisubmersible fourth generation drilling rig, and (iv) provide one or more advances or dividends to Noble US. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or Noble US or any of its Subsidiaries in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation
U. The Company does not own and will not acquire any margin stock.

5.15.    DEBT.

         (a) The Company has no Debt as of the date hereof other than loans owing to Noble US or an Affiliate thereof which will be paid in full with proceeds of the sale of the Notes as provided in Section 5.14 above, and it will have no Debt (other than Debt represented by the Notes) on the date of Closing.

         (b) Since June 30, 1998, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt reflected on the financial statements of Noble US as of such date (copies of which have been delivered to you). Neither Noble US nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of Noble US or such Subsidiary. No event or condition exists with respect to any Debt of Noble US or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Affiliate thereof is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.    SUBSIDIARIES.

         The Company has no Subsidiaries.

5.19.    NATURE OF BUSINESS AND LOCATION OF BUSINESS AND OFFICES.

         The Company is organized for the single purpose of owning and operating the Drilling Rig and does not engage directly or indirectly in any other business. The Company's principal place of business and chief executive offices are located at the address stated for the Company at the beginning of this Agreement.

5.20.    ENVIRONMENTAL MATTERS.

          Except (i) as provided in Schedule 5.20 or (ii) as could not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (a) Neither any Property of the Company nor Noble US nor any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (b) Without limitation of clause (a) above, no Property of the Company, Noble US or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Company, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Company, Noble US and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Company, Noble US and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property owned or leased by the Company, Noble US or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) The Company and Noble US have taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company, Noble US or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                  (f) To the extent applicable, all Property of the Company, Noble US and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the date of the Closing to be imposed by OPA during the term of this Agreement, and the Company does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (g) Neither the Company, Noble US nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

5.21.    SHELL CONTRACT.

         The copies of the Shell Contract previously delivered by the Company to you are complete and accurate and have not been amended or modified in any manner except as permitted by Section 7.3(d) of the Trust Indenture. The Shell Contract is valid, binding and enforceable against the parties thereto.

5.22.    NO INDENTURE DEFAULTS.

         No event has occurred and is continuing and no condition exists which, upon the issuance of the Notes, would constitute an Indenture Default or an Indenture Event of Default. Neither the Company nor Noble US is in violation in any respect of any term of its certificate of incorporation or bylaws, and neither the Company nor Noble US is in violation of any material term in any Material agreement or other Material instrument to which it is a party or by which it or any of its Property may be bound. Except for the Credit Documents and the Shell Contract, there are no Material agreements or Material instruments to which the Company is a party or by which it or any of its Property is bound.

5.23.    RIG CLASSIFICATION.

         As of the Purchase Date, the Drilling Rig will be classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, free of any material requirements or recommendations.

5.24.    INSURANCE.

         As of the Purchase Date, the Drilling Rig is covered by the insurance required by Section 2.13 of the First Naval Mortgage and such insurance is in full force and effect and all premiums due in respect of such insurance have been paid.

5.25.    SECURITY INTERESTS.

         On the Purchase Date, (a) the Drilling Rig will be duly documented in the name of the Company under the laws of Panama, and no other filing, recordation or registration of any other document or instrument will be necessary in order to establish the Company's good and valid title to the Drilling Rig, and (b) all filings necessary or desirable to perfect the first Lien and security interest of the Trustee under the Trust Indenture in the Trust Estate as against creditors of and purchasers from the Company will have been duly made, and the Trust Indenture will on the Purchase Date create a valid and perfected first priority lien and security interest in the Trust Estate, effective as against creditors of and purchasers from the Company, securing all obligations secured thereby, except that the First Naval Mortgage must, within six months after being particularly recorded through the Panamanian Consul in Houston, Texas, be permanently recorded at the Public Registry Office of the Republic of Panama.

5.26.    YEAR 2000.

         The Company, through its Affiliates, has taken appropriate steps to assess, quantify, address and resolve its business and financial risks resulting from the Year 2000 Problem, including those business and economic risks resulting from the failure of key suppliers, vendors and customers of the Company to properly assess, quantify, address and resolve the Year 2000 Problem. Based on that review, the Company does not believe that the Year 2000 Problem or the costs of implementing a comprehensive program to address the Year 2000 Problem will result in a Material Adverse Effect.

5.27.    SDDI ACKNOWLEDGMENT AND CONSENT.

         The provisions set forth in the second sentence of the fourth paragraph of the SDDI Acknowledgment and Consent do not permit the Company and SDDI to decrease the dayrate specified in the Shell Contract.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and that the Company is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) if you are an insurance company, to the extent that the Source constitutes assets allocated to any general account maintained by you, there is no employee benefit plan with respect to which the amount, if any, of such general account's reserves and liabilities for all contracts held by or on behalf of such plan and all other plans maintained by the same employer or its affiliates or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account at the date of purchase (all as determined under Prohibited Transaction Class Exemption ("PTE") 95-60 (issued July 12, 1995)); or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the QPAM Exemption) managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of
         Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source is a governmental plan; or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (g) the Source is one or more employee benefit plans, or a separate account, general account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g).

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       EXPENSES, ETC.

7.1.     TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses, including the cost of obtaining the Private Placement Number, reasonable attorneys' fees of a special external counsel and, if reasonably required, local or other counsel (provided that to the extent it is feasible and a conflict of interest does not exist in the reasonable discretion of the Note holders, the holders of the Series A Notes shall use the same counsel and the holders of the Series B Notes shall use the same counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes and the other Credit Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Credit Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Credit Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or Noble US or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the other Credit Documents. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses of (a) the arranger, BTM Financial Services, Inc., (b) the structuring agent, BTM Capital Corporation, and (c) any other brokers and finders (other than those retained by you).

7.2.     SURVIVAL.

         The obligations of the Company under this Section 7 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other Credit Documents, and the termination of this Agreement.

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties contained herein and in the other Credit Documents shall survive the execution and delivery of this Agreement, the Notes and the other Credit Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or Noble US pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

9.       AMENDMENT AND WAIVER.

9.1.     REQUIREMENTS.

         Subject to the provisions of the Trust Indenture, this Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Majority Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 13 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend either
Section 9 or 12.

9.2.     SOLICITATION OF HOLDERS OF NOTES.

         (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision, if required, with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Credit Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval, if required, of, the requisite holders of Notes.

         (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

9.3.     BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 9 or effected pursuant to Article 10 of the Trust Indenture applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Indenture Default or Indenture Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under any Note or any other Credit Document shall operate as a waiver of any rights of any holder of such

Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this agreement as it may from time to time be amended or supplemented.

9.4.     NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Credit Document, or have directed the taking of any action provided herein or in the Notes or in any other Credit Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

10.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile (with a copy sent by registered or certified mail on the same date), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of President, or at such other address as the Company shall have specified to the holder of each
         Note in writing.

Notices under this Section 10 will be deemed given only when actually received.

11.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 11 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

12.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 12, "CONFIDENTIAL INFORMATION" means written information delivered to you by or on behalf of the Company or Noble US in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or Noble US, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or Noble US or (d) constitutes financial statements delivered to you under the provisions of this Agreement or the Trust Indenture that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith and pursuant to prudent business practices to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 12, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, (viii) any Credit Support Party or
(ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Indenture Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the other Credit Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12 as though it were a party to this Agreement. On reasonable written request by the Company, in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 12.

13.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement expressly including Section 12 hereof and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "YOU" is used in this Agreement (other than in this Section 13), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 13), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

14.      MISCELLANEOUS.

14.1.    SUCCESSORS AND ASSIGNS.

         Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Agreement contained by or on behalf of the Company or by or on behalf of you, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not; provided; however, that the Company shall not assign or transfer any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of all of the holders of the Notes.

14.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day (interest for such additional days to accrue and be payable on the next regularly scheduled payment date).

14.3.    SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

14.4.    CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

14.5.    COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

14.6.    GOVERNING LAW.

         THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

14.7.    FINAL AGREEMENT.

         THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    NOBLE DRILLING (PAUL ROMANO) INC.

                                    By: /s/ BYRON L. WELLIVER
                                       -------------------------------------
                                            Byron L. Welliver
                                            Senior Vice President

The foregoing is hereby
agreed to as of the date
thereof.


BANNER RECEIVABLES CORPORATION


By:       /s/ DOLORES A. BITAR
   -----------------------------------------
              Dolores A. Bitar
              Vice President

                                                                      SCHEDULE A


                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY              $5,000,000
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF: IOC566
         F/A/O Nationwide Life and Annuity Insurance Company
         Attention: P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life and Annuity Insurance Company
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

With a copy to:

         Nationwide Life and Annuity Insurance Company
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio 43215-2220
         Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-1000740

                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

LINCOLN NATIONAL HEALTH & CASUALTY                         $1,912,500
  INSURANCE COMPANY
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana 46802
Attention: Investments/Private Placements
Fax:     (212) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         Chase Manhattan Bank
         New York, New York
         ABA #021000021
         CHASE NYC/CTR/BNF
         A/C #900-9-000200

         Further Credit: Lincoln National Health & Casualty Insurance Company Custody Account Number: G06323

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

         Chase Manhattan Bank, N.A.
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York 10081
         Fax: (212) 623-6422 Private Placements

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-1495207


                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY                             $20,000,000
   ASSOCIATION OF AMERICA
730 Third Avenue
New York, New York 10017

Payments

All payments on or in respect of the Note shall be made in immediately available funds at the opening of business on each due date by electronic funds transfer (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") through the Automated Clearing House System to:

         The Chase Manhattan Bank
         ABA #021-000-021
         New York, New York
         Account of: TIAA Personal Annuity Private Placements
         Account Number: 900-9-000200
         for further credit to TIA A account #G07320

         Reference:  PPN#/Issuer/Mat.Date/coupon/P&I Breakdown

Notices

Contemporaneous with the above, electronic funds transfer, advise setting forth
(1) the full name, private placement number and coupon of the Note, (2) allocation of payment between principal, interest, premium and any special payment, and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York 10017-3206
         Attention: Securities Accounting Division
         Telephone: (212) 916-4188
         Fax: (212) 916-6955


                                   Schedule A

All other communications shall be delivered or mailed to:

         Teachers Insurance and Annuity Association of America
         730 Third Avenue
         New York, New York 10017-3206
         Attention:  Securities Division
         Telephone:        (212) 916-4164 (Carmen DiSunno) or
                           (212) 490-9000 (General Number)
         Fax: (212) 916-6667 (Team Fax Number)

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number:   13-1624203N



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

PRINCIPAL LIFE INSURANCE COMPANY                           $15,000,000
711 High Street
Des Moines, Iowa 50392-0800
Attention: Investment Department - Securities
Telefacsimile:    (515) 248-2490
Confirmation:     (515) 248-3494

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         Norwest Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa 50309
         ABA #073000228
         For credit to Principal Life Insurance Company
         Account No.: 0000014752
         OBI: PFGSE(S) B00 61625(  )  Principal $________   Interest $________

Notices

All notices with respect to payments to:

         Principal Life Insurance Company
         711 High Street
         Des Moines, Iowa 50392-0960
         Attention: Investment Accounting - Securities
         Telefacsimile:    (515) 248-2643
         Confirmation:     (515) 247-0689

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 42-0127290



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY                  $4,000,000
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana 46802
Attention: Investments/Private Placements
Fax:     (219) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         Chase Manhattan Bank
         New York, New York
         ABA #021000021
         A/C #900-9-000200
         Further credit to: G-05996 First Penn-Pacific Life Insurance Company

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

         Chase Manhattan Bank, N.A.
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York 10081
         Fax: (212) 623-6422 Private Placements

Name of Nominee in which Notes are to be issued: CUDD & CO

Taxpayer I.D. Number for First Penn-Pacific:  23-2044248



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK                 $500,000
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana 46802
Attention: Investments/Private Placements
Fax:     (212) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         Bankers Trust Company
         New York, New York
         ABA #021001033
         Private Placement Processing
         Account Number 99-911-145

         for the account of: Lincoln Life & Annuity Company of New York Custody Account Number: 98722

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

         Bankers Trust Company
         Attention: Private Placement Unit
         P. O. Box 998
         Bowling Green Station
         New York, New York 10274
         Fax: (615) 835-2493 Private Placements

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 16-1505436


                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY                $10,000,000
c/o Lincoln Investment Management, Inc.
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana 46802
Attention: Investments/Private Placements
Fax:     (212) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         Chase Manhattan Bank
         New York, New York
         ABA #021000021
         CHASE NYC/CTR/BNF
         A/C #900-9-000200
         Further Credit: G07176 The Lincoln National Life Insurance Company
                         (IACC)

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:

         Chase Manhattan Bank, N.A.
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York 10081
         Fax: (212) 623-6422 Private Placements

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-0472300



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY                $5,000,000 (LFP)
c/o Lincoln Investment Management, Inc.                    $5,000,000 (ILG)
200 East Berry Street                                      $4,000,000 (IDP)
Renaissance Square
Fort Wayne, Indiana 46802
Attention: Investments/Private Placements
Fax:     (212) 455-5499 Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         Bankers Trust Company
         New York, New York
         ABA #021001033
         Private Placement Processing
         A/C #99-911-145

         for the account of: The Lincoln National Life Insurance Company (LFP) Custody Account Number 98185

         for the account of: The Lincoln National Life Insurance Company (ILG) Custody Account Number 98184

         for the account of: The Lincoln National Life Insurance Company (IDP) Custody Account Number 98131

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with duplicate notices with respect to payments to:



                                   Schedule A

         Bankers Trust Company
         Attn: Private Placement Unit
         P. O. Box 998
         Bowling Green Station
         New York, New York 10274
         Fax: (615) 835-2493
         Crystal Jones, Private Placements

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-0472300



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

NATIONWIDE LIFE INSURANCE COMPANY                          $10,000,000
SEPARATE ACCOUNT NPPVA
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         The Bank of New York
         ABA #021-000-018
         BNF: IOC566
         F/A/O Nationwide Life Insurance Company Separate Account NPPVA
         Attention: P&I Department

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

         Nationwide Life Insurance Company Separate Account NPPVA
         c/o The Bank of New York
         P. O. Box 19266
         Newark, New Jersey 07195
         Attention: P&I Department

With a copy to:

         Nationwide Life Insurance Company Separate Account NPPVA
         One Nationwide Plaza (1-32-05)
         Columbus, Ohio 43215-2220
         Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 31-4156830


                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

PROVIDENT MUTUAL LIFE INSURANCE                            $3,000,000
   COMPANY
P. O. Box 1717
Valley Forge, Pennsylvania 19482-1717
Attention:  Securities Investment Department
Telefacsimile:  (610) 407-1322

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         PNC Bank
         Broad and Chestnut Streets
         Philadelphia, Pennsylvania  19101
         ABA #031-000-053

         for credit to
         Provident Mutual Life Insurance Co.
         Account No.: 085-4084-2176

Notices

All notices and communications to be addressed as first provided above, except notice with respect to payment and written confirmation of each such payment, to be addressed Attention: Treasurer. In the event that notices/communications are sent by courier (e.g., Federal Express) rather than by regular U.S. Postal Service, the address should be changed to: 1205 Westlakes Drive, Berwyn, Pennsylvania 19312-2405, Attention: Treasurer.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number:  23-099-045-0



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

SUNAMERICA LIFE INSURANCE COMPANY                          $10,000,000
700 Louisiana, Suite 3905
Houston, Texas 77002

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         Bankers Trust Company
         ABA #021001033
         Account Number:  99-911-145
         For further credit to account number: 099530
         Reference:  Allied Capital Corporation
         PPN No.: 01903# A A O

Notices

         SunAmerica Corporate Finance
         700 Louisiana, Suite 3905
         Houston, Texas 77002
         Attention:  Investment Accounting, Debbie Adami
         Telephone: (713) 546-1116
         Fax:     (713) 222-1402

Name of Nominee in which Notes are to be issued: OKGBD & Co.

Taxpayer I.D. Number: 52-0502540



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES B NOTES
                                                           TO BE PURCHASED

BANNER RECEIVABLES CORPORATION                             $16,837,500
c/o The Bank of Tokyo-Mitsubishi, Ltd.
1252 Avenue of the Americas, 10th Floor
New York, NY 10020
Attention:  Aditya Reddy
Facsimile:  212-782-6448
Telephone:  212-782-6957

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series B, interest rate, maturity date, principal, premium or interest") to:

         Bank of Tokyo-Mitsubishi Trust Company
         1252 Avenue of the Americas, 10th Floor
         New York, NY 10020
         ABA # 026009687

         For credit to Banner Receivables Corporation
         Account No.: 210010495
         Attention:  Securitization Group/Asset Management

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 04-3185303



                                   Schedule A

                     NAME AND ADDRESS                      PRINCIPAL AMOUNT
                       OF PURCHASER                        OF SERIES A NOTES
                                                           TO BE PURCHASED

PROVIDENTMUTUAL LIFE AND ANNUITY                           $2,000,000
   COMPANY OF AMERICA
P. O. Box 1717
Valley Forge, Pennsylvania 19482-1717
Attention:  Securities Investment Department
Telefacsimile:  (610) 407-1322

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Noble Drilling (Paul Romano) Inc., Senior Secured Notes, Series A, PPN 65504# AA 8, interest rate, maturity date, principal, premium or interest") to:

         PNC Bank
         Broad and Chestnut Streets
         Philadelphia, Pennsylvania  19101
         ABA #031-000-053

         for credit to
         Providentmutual Life and Annuity Company of America
         Account No.: 085-5075-4911

Notices

All notices and communications to be addressed as first provided above, except notice with respect to payment and written confirmation of each such payment, to be addressed Attention: Treasurer. In the event that notices/communications are sent by courier (e.g., Federal Express) rather than by regular U.S. Postal Service, the address should be changed to: 1205 Westlakes Drive, Berwyn, Pennsylvania 19312-2405, Attention: Treasurer.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number:  23-161-908-2




                                   Schedule A

                                                                      SCHEDULE B


                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "AFFILIATE" shall have the meaning set forth in the Trust Indenture.

         "AGREEMENT" is defined in Section 9.3.

         "ASSET TRANSFER AGREEMENT" means the agreement, substantially in the form of Exhibit 2 to this Agreement, to be dated on or before the Purchase Date, between Noble US and the Company, pursuant to which Noble US assigns to the Company, among other things, valid legal and beneficial title to the Drilling Rig and its interests in and to the Shell Contract.

         "ASSIGNMENT OF DRILLING CONTRACT REVENUE" means the agreement substantially in the form of Exhibit 7 to this Agreement.

         "BASIS POINT" means one-hundredth of one percent per annum.

         "BUSINESS DAY" shall have the meaning set forth in the Trust Indenture.

         "CAPITAL FUNDING AGREEMENT" means an agreement, substantially in the form of Exhibit 3 to this Agreement that may be entered into subsequent to Closing between Noble US and the Company, which agreement shall be assigned to the Trustee.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CLOSING" is defined in Section 3.

         "CODE" shall have the meaning set forth in the Trust Indenture.

         "COMPANY" means Noble Drilling (Paul Romano) Inc., a Delaware corporation.

         "COMMITMENT TERMINATION DATE" is defined in Section 2.

         "CONFIDENTIAL INFORMATION" is defined in Section 12.

         "CREDIT DOCUMENTS" shall have the meaning set forth in the Trust Indenture.




                               Schedule B - Page 1

         "CREDIT SUPPORT PARTY" shall have the meaning set forth in the Trust Indenture.

         "DEBT" shall have the meaning set forth in the Trust Indenture.

         "DEBT SERVICE RESERVE FUND" shall have the meaning set forth in the Trust Indenture.

         "DRILLING ORDER" means the Marine Drilling Order of Noble US dated July 22, 1997 and accepted and approved by SDDI on August 14, 1997 as amended by that certain letter dated May 20, 1997 from Noble Drilling Services Inc. to Shell Offshore Inc.

         "DRILLING RIG" shall have the meaning set forth in the Trust Indenture.

         "DEFAULT RATE" shall have the meaning set out in the Trust Indenture.

         "ENVIRONMENTAL LAWS" shall have the meaning set out in the Trust Indenture.

         "ERISA" shall have the meaning set forth in the Trust Indenture.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EXCEPTED LIENS" shall have the meaning set out in the Trust Indenture.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "FIRST NAVAL MORTGAGE" means the mortgage of the Drilling Rig, substantially in the form of Exhibit 6 to this Agreement, to be dated on or before the Purchase Date, from the Company to the Trustee.

         "GAAP" shall have the meaning set forth in the Trust Indenture.

         "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in the Trust Indenture.

         "INDENTURE DEFAULT" shall have the meaning set out in the Trust Indenture.

         "INDENTURE EVENT OF DEFAULT" shall have the meaning set out in the Trust Indenture.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of either Series of the Notes then outstanding, (c) any Credit Support Party and
(d) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.




                               Schedule B - Page 2

         "LIEN" shall have the meaning set forth in the Trust Indenture.

         "MAJORITY HOLDERS" shall have the meaning set forth in the Trust Indenture.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company or of Noble US and its Subsidiaries taken as a whole (or in the case of Section 5.9, Noble Corp. and its Subsidiaries taken as a whole).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company or of Noble US and its Subsidiaries taken as a whole (or in the case of Sections 5.3 or 5.8, Noble Corp. and its Subsidiaries taken as a whole), or (b) the ability of the Company or of Noble US to perform its respective obligations under this Agreement, the Notes or any other Credit Documents, or (c) the validity or enforceability of this Agreement or the Notes or any other Credit Documents.

         "MATURITY DATE" means the date which is five (5) years from the Purchase Date.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NOBLE CORP." means Noble Drilling Corporation, a Delaware corporation.

         "NOBLE US" means Noble Drilling (U.S.) Inc., a Delaware corporation.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OPERATING SERVICES AGREEMENT" means the agreement, substantially in the form of Exhibit 4 to this Agreement, to be dated on or before the Purchase Date, between Noble US and the Company.

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERFORMANCE AGREEMENT" means the agreement, substantially in the form of Exhibit 5 to this Agreement, to be dated on or before the Purchase Date.



                               Schedule B - Page 3

         "PERSON" has the meaning set forth in the Trust Indenture.

         "PLANS" has the meaning set forth in the Trust Indenture.

         "PROPERTY" or "property" has the meaning set forth in the Trust Indenture.

         "PURCHASE DATE" means the date on which the conditions to Closing under
Section 4 hereof have been satisfied or such other date thereafter agreed to pursuant to Section 3 hereof.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

         "RIG APPRAISAL AND ENGINEERING REPORT" means Exhibit D to the
Memorandum.

         "ROYAL DUTCH SHELL" means, collectively, Royal Dutch Petroleum Company, a company incorporated in The Netherlands, and The "Shell" Transport and Trading Company, plc, a public limited company incorporated in England and Wales.

         "SDDI" means Shell Deepwater Development Inc., a Delaware corporation.

         "SDDI ACCEPTANCE CERTIFICATE" means a written certificate, substantially in the form attached hereto as Exhibit 13, executed and delivered by SDDI to the Trustee on or before the Purchase Date.

         "SDDI ACKNOWLEDGMENT AND CONSENT" means a written acknowledgment and consent, substantially in the form attached hereto as Exhibit 14, executed and delivered by SDDI to the Trustee on or before the Purchase Date, pursuant to which SDDI agrees to make all payments due under the Shell Contract to the Trustee so long as any Notes are outstanding.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         "SERIES A NOTES" is defined in Section 1.

         "SERIES B NOTES" is defined in Section 1.

         "SHELL CONTRACT" means the Master Drilling Agreement, dated as of June 1, 1997, between SDDI and Noble US, together with the Drilling Order.




                               Schedule B - Page 4

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of Noble US.

         "TRUST ESTATE" shall have the meaning set out in the Trust Indenture.

         "TRUST INDENTURE" is defined in Section 4.3.

         "TRUSTEE" shall have the meaning set out in the Trust Indenture.

         "WORKING CAPITAL FUND" shall have the meaning set out in the Trust Indenture.

         "YEAR 2000 PROBLEM" shall have the meaning set out in the Trust Indenture.




                               Schedule B - Page 5